UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2013

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2013, Berkshire Square LLC and Berkshire II Cumberland, LLC, which are individually and collectively referred to as the borrowers, entered into a Multifamily Loan and Security Agreement, or the loan agreement, with Grandbridge Real Estate Capital, LLC, or the lender. Pursuant to the loan agreement, the lender made a loan for $8,612,000, or the loan, to the borrowers secured by a first mortgage on the property known as Berkshire Square, or the property, located in Indianapolis, Indiana. The loan bears interest at a fixed rate of 4.42% per annum, provides for monthly payments of interest only until February 2016 and of payments of principal and interest thereafter and matures on January 1, 2021. The loan is evidenced by a note executed by the borrowers. The borrowers are subsidiaries of Independence Realty Operating Partnership, LP, or the guarantor, which is a subsidiary of Independence Realty Trust, Inc. The lender is acting as seller/servicer for the Federal Home Loan Mortgage Corporation, or Freddie Mac, under Freddie Mac’s capital markets execution multifamily program and has assigned the loan to Freddie Mac.

Prior to Freddie Mac’s placement of the loan into a securitization, or if the placement of the loan into a securitization does not occur within the first year of the loan term, prepayment of the loan in full but not in part is permitted, along with payment of additional consideration which during the defined yield maintenance period is equal to Freddie Mac’s defined yield maintenance prepayment premium, subject to a minimum of 1% of the loan amount. If the loan is placed into a securitization within the first year of the loan term, the loan cannot thereafter be prepaid or defeased for two years following such placement of the loan into a securitization. Thereafter, the loan may be defeased pursuant to the terms of the note and loan agreement. The loan may be prepaid in full without additional consideration during the last three months of the loan term.

The lender may accelerate the loan upon the occurrence of any event of default defined in the loan agreement, including, without limitation failure to pay or deposit when due any amount due under any loan document (defined below); failure to maintain insurance coverage required under the loan agreement; and any materially false or misleading representations or warranties made in connection with the loan agreement. If the lender elects to accelerate payment upon an event of default, the entire unpaid principal balance of the loan, any accrued interest and any other indebtedness shall immediately become due and payable without any prior notice to the borrowers.

The loan is a “nonrecourse” loan, which means if the borrowers fail to make payments or perform their obligations under the loan and related documents, or the loan documents, the lender cannot seek to recover its losses from the borrowers personally and is limited to enforcing its rights against the collateral for the loan, except as hereinafter set forth. The borrowers are personally liable to the lender for any loss or damage suffered by the lender as a result of, among other events, (a) failure of the borrowers to pay to the lender upon demand, after an event of default, all rents and security deposits to which the lender is entitled under the security instrument, (b) failure of the borrowers to apply all insurance proceeds and condemnation proceeds as required by the security instrument, and (c) failure by the borrowers to comply with the provisions of the loan agreement regarding delivery of books, records, statements, schedules and reports. In addition, the borrowers are personally liable to the lender for the repayment of the loan in full upon the occurrence of certain defined events, including a transfer of the property not permitted under the loan documents and certain defined material misrepresentations or omissions by the borrowers in connection with the loan. The borrowers will also be personally liable to the lender with respect to the borrowers’ indemnity obligations under the loan documents, including under an environmental indemnity agreement.

In connection with the loan, the guarantor has guaranteed to the lender full and prompt payment, when due, of all amounts for which the borrowers are personally liable under the loan documents pursuant to a guaranty made by the guarantor to the lender.

The borrowers used a portion of the loan to repay an advance of $7,950,000 made with respect to the property pursuant to the secured revolving credit facility between the guarantor and The Huntington National Bank.

The summaries in this report of any of the documents referenced in Item 9.01(d) below and filed as exhibits hereto do not purport to be complete and are qualified in their entirety by reference to the full text of such document. All of the exhibits hereto have been filed solely to provide information regarding their respective terms. Such exhibits may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this report are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

January 3, 2014	By:	/s/ James J. Sebra
Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Multifamily Loan and Security Agreement dated as of December 27, 2013 among Berkshire Square LLC and Berkshire II Cumberland, LLC, collectively as borrower, and Grandbridge Real Estate Capital, LLC, as lender.

10.2	Multifamily Note effective as of December 27, 2013 made by Berkshire Square LLC and Berkshire II Cumberland, LLC, collectively as borrower.

10.3	Guaranty dated as of December 27, 2013 made by Independence Realty Operating Partnership, LP, as guarantor, for the benefit of Grandbridge Real Estate Capital, LLC, as lender.